Exhibit 99.1

CardConnect Corp.

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

877.828.0720

https://cardconnect.com

CardConnect Corp. Reports Fourth Quarter and Full-Year 2016 Results

King of Prussia, PA – March 10, 2017 - CardConnect Corp. (NASDAQ: CCN) (“CardConnect”), one of the nation's leading payment processors, today provided financial results for the fourth quarter and full-year ended December 31, 2016.

For the fourth quarter of 2016, revenue increased 23.0% to $156.8 million as compared to $127.5 million in the prior year period. Net revenue (a non-GAAP measure) increased 26.2% to $41.6 million as compared to $32.9 million in the prior year period. Merchant Acquiring services revenue and net revenue were driven by record bankcard volume of $5.9 billion for the quarter ended December 31, 2016, a 24.6% increase from the prior year period.

For the full-year 2016, revenue increased 28.5% to $589.3 million as compared to $458.6 million in the prior year period. Net revenue increased 29.7% to $156.5 million as compared to $120.6 million in the prior year period. Merchant Acquiring services revenue and net revenue were driven by record bankcard volume of $22.3 billion for the year ended December 31, 2016, a 30.8% increase from the prior year period.

Highlights for the fourth quarter of 2016 include:

●	Bankcard volume of $5.9 billion, a 24.6% increase from $4.8 billion in the prior year period

●	Revenue of $156.8 million, a 23.0% increase from $127.5 million in the prior year period

●	Net revenue of $41.6 million, a 26.2% increase from $32.9 million in the prior year period [1]

●	Net income of $2.5 million, and net income of $0.05 per share

●	Pro forma adjusted net income of $2.9 million, and pro forma adjusted net income per share of $0.09 [1]

●	Adjusted EBITDA was $10.3 million, compared to $7.4 million in the prior year period [1]

Highlights for the full-year 2016 include:

●	Bankcard volume of $22.3 billion, a 30.8% increase from $17.1 billion in the prior year

●	Revenue of $589.3 million, a 28.5% increase from $458.6 million in the prior year

●	Net revenue of $156.5 million, a 29.7% increase from $120.6 million in the prior year [1]

●	Net loss of $16.1 million, and net loss of $0.86 per share

●	Pro forma adjusted net income of $12.4 million, and pro forma adjusted net income per share of $0.38 [1]

●	Adjusted EBITDA was $38.0 million, compared to $28.8 million in the prior year [1]

1 Net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share are non-GAAP measures that are detailed later in the attached schedules to this release.

Jeff Shanahan, President and CEO of CardConnect, said, "I am very excited to continue the trend of strong organic net revenue growth in both the fourth quarter and full year 2016. Our impressive growth in 2016 is a direct reflection of our ability to continue to take share in the integrated payments market via our differentiated product offering that delivers best in class payment security and integration services. Our go-to-market strategy continues to shift toward software partners that are looking for a unified payments platform inclusive of merchant acquiring, gateway services, and secure device integration. We recently released Bolt, which brings the power of point to point encryption to any software application via a developer friendly API. We believe Bolt positions us to significantly scale our customer base due to the ease of integration it provides our new customers. We expect a major theme in 2017 will be a significant reinvestment back into the business, specifically in product development and in strengthening our sales and marketing organization.”

Full-Year 2017 Financial Outlook

Based on the current level of volume trends and new business activity, for the full-year 2017, bankcard volume is expected to be $26.7 billion to $27.2 billion, representing an increase of 20% to 22% above 2016. Revenue is expected to be $685 million to $699 million, representing an increase of 16% to 19% above 2016. Net revenue is expected to be $181 million to $184 million, representing an increase of 15% to 18% above 2016. Adjusted EBITDA, which includes $3 million of general and administrative expenses related to growth initiatives, is expected to be $42 million to $44 million, representing an increase of 10% to 15% above 2016. The additional general and administrative expenses will support new growth initiatives in product development, direct sales, and marketing.

Earnings Conference Call and Audio Webcast
CardConnect will host a conference call to discuss the fourth quarter and full-year 2016 financial results, Friday, March 10, 2017, at 8:30 a.m. ET. You may participate by calling 844-358-9178 and providing the operator with Pin Number 80728713. You can also listen to the conference call broadcast through a webcast on CardConnect’s website. To access the webcast, please visit the Investor Relations portion of CardConnect’s website at www.cardconnect.com. The webcast will be archived on CardConnect’s website for replay within two hours of the live call.

Non-GAAP Financial Measures

This earnings release presents non-GAAP financial information including net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share. The company uses these non-GAAP financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results by excluding certain expenses that may not be indicative of its core operating results and business outlook. As such, management believes the presentation of these non-GAAP financial measures enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The non-GAAP measures presented in this release are important financial performance measures for the company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s result of operations in conjunction with the corresponding GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the attached schedules to this release.

About CardConnect

CardConnect (CCN) is a leading provider of payment processing and technology solutions, helping more than 65,000 organizations – from independent coffee shops to iconic global brands – accept billions of dollars in card transactions each year. Since its inception in 2006, CardConnect has developed advanced payment solutions backed by patented, PCI-certified point-to-point encryption (P2PE) and tokenization. The company’s small-to-midsize business offering, CardPointe, is a comprehensive platform that includes a powerful reporting and transaction management portal which extends to a native mobile app. For enterprise-level organizations, CardSecure integrates omni-channel payment acceptance into several ERP systems – such as Oracle, SAP, JD Edwards and Infor M3 – in a way that minimizes PCI compliance requirements and lowers transaction costs.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on CardConnect’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside CardConnect’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional risks and factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in CardConnect’s reports filed with the SEC, which are available, free of charge, at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and CardConnect undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Joe Hassett

Gregory FCA Communications

27 West Athens Ave.

Ardmore, PA 19003

Tel: 610-228-2110

Email: joeh@gregoryfca.com

Schedule 1

CardConnect Corp.

Consolidated Statements of Operations

(Unaudited)

($ in thousands)

	Three Months Ended December 31,		Change		Year ended December 31,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Revenue	$156,835	$127,542	$29,293	23.0%	$589,320	$458,648	$130,672	28.5%

Cost of services (exclusive of depreciation and amortization shown separately below):
Interchange and pass-through	115,265	94,605	20,660	21.8%	432,818	338,005	94,812	28.1%
Other cost of services	23,670	19,804	3,865	19.5%	90,921	71,072	19,848	27.9%
Total cost of services	138,935	114,410	24,525	21.4%	523,738	409,078	114,661	28.0%
General and administrative	9,708	7,479	2,229	29.8%	55,303	25,321	29,983	118.4%
Depreciation	447	305	142	46.7%	1,745	1,188	558	47.0%
Amortization of intangibles	5,191	4,727	464	9.8%	20,579	19,175	1,404	7.3%
Total expenses	154,281	126,921	27,361	21.6%	601,365	454,761	146,604	32.2%
(Loss) income from operations	2,554	622	1,932	310.8%	(12,045)	3,887	(15,932)	(409.9)%

Other expense:
Interest expense, net	(2,456)	(360)	(2,096)	582.8%	(5,125)	(1,250)	(3,875)	310.1%
Other, net	(17)	92	(109)	(118.0)%	(364)	(81)	(283)	348.2%
Total other expense	(2,472)	(268)	(2,204)	823.7%	(5,489)	(1,331)	(4,158)	312.5%

(Loss) income before income tax provision	81	354	(273)	(77.0)%	(17,534)	2,556	(20,091)	(785.9)%
Provision for income taxes	2,462	(69)	2,531	(3670.2)%	1,391	(1,384)	2,774	(200.5)%
Net (loss) income	$2,544	$285	$2,259	792.5%	$(16,144)	$1,172	$(17,316)	(1476.9)%
Dividends on preferred stock	(1,167)	-	(1,167)	na	(1,834)	-	(1,834)	na
Net (loss) income available for common shareholders	1,377	285	1,091	383.0%	(17,978)	1,172	(19,150)	(1633.3)%

(Loss) earnings per share:
Basic	$0.05	$0.02	$0.03	150.0%	$(0.86)	$0.08	$(0.94)	(1175.0)%
Diluted	$0.04	$0.02	$0.02	100.0%	$(0.86)	$0.07	$(0.93)	(1328.6)%

Weighted-average common shares outstanding:
Basic	28,738,135	15,145,708	13,592,427	89.7%	20,906,638	15,189,788	5,716,850	37.6%
Diluted	30,982,918	16,761,338	14,221,580	84.8%	20,906,638	16,774,075	4,132,563	24.6%

Schedule 2

CardConnect Corp.

Consolidated Balance Sheets

($ in thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$9,385	$3,575
Restricted cash	5,749	1,604
Accounts receivable	26,028	15,670
Processing assets	12,905	6,930
Other receivables	2,045	1,660
Related-party receivables	90	145
Prepaid income taxes	2,753	169
Other prepaid expenses	1,259	543
Other current assets	2,462	1,249
Total current assets	62,677	31,543

Property and equipment, net	5,591	6,109

Other assets:
Long-term restricted cash	2,146	-
Long-term related-party receivables	225	4,140
Long-term other receivables	266	622
Goodwill	40,241	40,241
Intangible assets, net	56,016	63,014
Long-term other assets	687	242
Total assets	$167,849	$145,912

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,551	$2,897
Residuals payable	7,510	5,642
Processing liabilities	14,901	8,533
Settlement obligation	2,567	2,692
Accrued expenses	3,449	2,247
Income tax payable	-	-
Current portion of LT debt	4,250	-
Deferred revenue	1,736	1,382
Total current liabilities	37,964	23,393

Long-term liabilities:
Accrued expenses	1,834	2,059
Long-term debt	128,181	59,965
Deferred tax liability	2,577	1,787
Total long-term liabilities	132,591	63,811

Total liabilities	170,555	87,205

CardConnect Corp. Redeemable Series A Preferred Stock	37,159	-

Stockholders’ equity:
FTS Holding Corporation Preferred Stock	-	-
Common stock	29	16
Additional paid-in capital	3,163	88,689
Accumulated deficit	(43,058)	(26,914)
Treasury stock of 681,538 common shares at December 31, 2015 Treasury stock	-	(3,083)
Total stockholders’ equity	(39,866)	58,707
Total liabilities and stockholders’ equity	$167,849	$145,912

Schedule 3

CardConnect Corp.

Reconciliation of GAAP Revenue to Net Revenue

(Unaudited)

($ in thousands)

	Three Months Ended December 31,		Change		Year ended December 31,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Revenue	$156,835	$127,542	$29,293	23.0%	$589,320	$458,648	$130,672	28.5%

Non-GAAP Adjustments:
Interchange and pass-through (1)	115,265	94,605	20,660	21.8%	432,818	338,005	94,812	28.1%
Net Revenue	$41,570	$32,937	$8,633	26.2%	$156,502	$120,643	$35,860	29.7%

Non-GAAP Financial Measures

This schedule presents net revenue, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP revenue, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Represents interchange fees, dues and assessments, debit network fees and other pass-through costs.

Schedule 4

CardConnect Corp.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

($ in thousands)

	Three Months Ended December 31,		Change		Year ended December 31,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Net (loss) Income	$2,544	$285	$2,259	792.5%	$(16,144)	$1,172	$(17,316)	(1476.9)%

Non-GAAP Adjustments:
Interest expense, net	2,456	360	2,096	582.8%	5,125	1,250	3,875	310.1%
Depreciation and amortization	5,638	5,032	606	12.1%	22,324	20,363	1,961	9.6%
Taxes (1)	(2,440)	146	(2,585)	(1776.6)%	(1,021)	1,633	(2,654)	(162.5)%
EBITDA	8,198	5,822	2,376	40.8%	10,284	24,418	(14,134)	(57.9)%

Share-based compensation	1,248	502	746	148.7%	5,036	1,887	3,150	167.0%
(Gain)/Loss on Asset Disposal	-	(169)	169	(100.0)%	51	(169)	220	(129.8)%
Non-operating expenses (2)	208	-	208	na	20,936	-	20,936	na
Transition, acquisition and integration costs (3)	639	1,269	(630)	(49.7)%	1,726	2,712	(987)	(36.4)%
Adjusted EBITDA	$10,293	$7,424	$2,869	38.6%	$38,033	$28,848	$9,185	31.8%

Non-GAAP Financial Measures

This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Includes the provision for income taxes and other business taxes.
(2)	Non-operating expenses for the three months and year ended December 31, 2016 that relate to the transaction costs associated with the July 29, 2016 merger.
(3)	Represents acquisition and integration costs incurred in the connection with our acquisitions, charges related to employee termination benefits and other transition activities.

Schedule 5

CardConnect Corp.

Reconciliation of Pro Forma Adjusted Net Income to Net Income

(Unaudited)

($ in thousands)

	Three Months Ended December 31,		Change		Year ended December 31,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Net (loss) Income	$2,544	$285	$2,259	792.5%	$(16,144)	$1,172	$(17,316)	(1476.9)%
Provision for income taxes	2,462	(69)	2,531	(3670.2)%	1,391	(1,384)	2,774	(200.5)%
(Loss) Income before income tax provision	81	354	(273)	(77.0)%	(17,534)	2,556	(20,091)	(785.9)%

Non-GAAP Adjustments:
Non-operating expenses (1)	208	-	208	na	20,936	-	20,936	na
Transition, acquisition and integration costs (2)	639	1,269	(630)	(49.7)%	1,726	2,712	(987)	(36.4)%
Share-based compensation	1,248	502	746	148.7%	5,036	1,887	3,150	167.0%
Intangible amortization (3)	2,956	3,090	(134)	(4.3)%	11,840	11,030	810	7.3%
Non-GAAP (Loss) Income before income tax provision	5,132	5,214	(82)	(1.6)%	22,004	18,186	3,818	21.0%

Non-GAAP Pro Forma Adjustments:
Pro Forma Provision for income taxes (4)	(2,248)	(1,629)	(619)	38.0%	(9,637)	(5,681)	(3,957)	69.7%
Pro Forma Adjusted Net Income	2,884	3,586	(701)	(19.6)%	12,367	12,505	(139)	(1.1)%

Pro Forma common shares outstanding (5)	32,681,446	32,681,446	-	0.0%	32,681,446	32,681,446	-	0.0%

Pro Forma Adjusted Net Income per share	$0.09	$0.11	$(0.02)	(19.6)%	$0.38	$0.38	$(0.00)	(1.1)%

Non-GAAP and Pro Forma Financial Measures

This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Non-operating expenses for the three months and year ended December 31, 2016 that relate to the transaction costs associated with the July 29, 2016 merger.
(2)	Represents acquisition and integration costs incurred in the connection with our acquisitions, charges related to employee termination benefits and other transition activities.
(3)	Represents amortization expenses related to finite-lived intangible assets recorded in connection with our acquisitions.
(4)	Represents pro forma adjusted income tax expense to reflect an effective tax rate of 43.8% for 2016 and 31.2% for 2015, assuming the reversal of the valuation allowance recorded in connection with our deferred tax asset.
(5)	Includes 3,630,098 shares outstanding assuming the exercise of “in the money” options and warrants, assuming a year-end stock price $12.85

Schedule 6

CardConnect Corp.

Outlook Summary

(Unaudited)

($ in millions)

	Full Year Financial Outlook
	Year Ended December 31,
	2017 Outlook			2016 Actual	Change (%)

Bankcard Volume	$26,699	-	$27,238	$22,320	20%	-	22%

Revenue	$685	-	$699	$589	16%	-	19%

Non-GAAP Adjustments:
Interchange and pass-through (1)	504	-	515	433	17%	-	19%
Net Revenue	$181	-	$184	$157	15%	-	18%

Adjusted EBITDA (2)	$42	-	$44	$38	10%	-	15%

Non-GAAP Financial Measures

This schedule presents net revenue, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP revenue, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

Adjusted EBITDA is also an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies. Adjusted EBITDA differs from GAAP net income in that it excludes interest expense, net, depreciation and amortization, taxes, share based compensation, gain/loss on asset disposal, non-operating expenses and transition, acquisition and integration costs. The Company has not reconciled its Adjusted EBITDA guidance to net income, its GAAP equivalent, because net income is not accessible on a forward-looking basis due to, among other things, uncertainty regarding the tax impact of the July 29, 2016 merger, including with respect to the tax valuation allowances, and because of the uncertainty regarding, and the potential variability of making, forecasts with respect to reconciling items such as share-based compensation expense and transition, acquisition and integration costs. Accordingly, a reconciliation of Adjusted EBITDA guidance to GAAP net income is not available without unreasonable effort. It is important to note that the actual amount of net income and such reconciling items will have a significant impact on the Company’s Adjusted EBITDA.

(1)	Represents interchange fees, dues and assessments, debit network fees and other pass-through costs.
(2)	Includes $3 million of general and administrative expenses related to growth initiatives.